SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

September 29, 2005

Date of Report

(Date of earliest event reported)

Merix Corporation

(Exact Name of Registrant as Specified in Charter)

Oregon	0-23818	93-1135197
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

1521 Poplar Lane, Forest Grove, Oregon 97116

(Address of principal executive offices, including Zip Code)

503-359-9300

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into Material Definitive Agreements

Equity Compensation Awards

On September 29, 2005, the closing date of our acquisition of the business of Eastern Pacific Circuits Holdings Limited (the “EPC Acquisition”), we granted stock bonus awards under the Merix Corporation 1994 Stock Incentive Plan to certain executive officers as described below, the value of which we have previously disclosed:

Name and Principal Positions	Price per Share	Stock Bonus (Number of Shares)	Amount of Bonus
Mark R. Hollinger, Chairman, Chief Executive Officer and President	$5.20	5,331	$27,720
Janie S. Brown, Senior Vice President, Chief Financial Officer, Treasurer and Secretary	$5.20	1,500	$7,800
Daniel T. Olson, Senior Vice President, Chief Executive Officer of Asian Operations	$5.20	2,123	$11,040

These awards were approved by the Human Resources and Compensation Committee (the “HRCC”). The terms of the stock awards will be governed by an Employee Stock Bonus Agreement between Merix Corporation and each executive officer.

Cash Bonus

On September 29, 2005, in connection with the EPC Acquisition, the HRCC approved the payment of a cash bonus to Janie S. Brown in the amount of $30,000.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 7, 2005	/s/ Janie S. Brown
Janie S. Brown, Sr. Vice President, Chief Financial Officer, Secretary and Treasurer